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                                                                     Exhibit 1.1


                        FORM OF UNDERWRITING AGREEMENT


                        STANCORP FINANCIAL GROUP, INC.

                                  Common Stock

                             Underwriting Agreement
                                 (U.S. Version)

                                                     ....................., 1999
Goldman, Sachs & Co.,
[Name(s) of Co-Representative(s),
   As representatives of the several Underwriters
      named in Schedule I hereto,
c/o Goldman, Sachs & Co.,
85 Broad Street,
New York, New York 10004.

Ladies and Gentlemen:

     StanCorp Financial Group, Inc., an Oregon corporation (the "Company"), proposes to issue shares of its common stock (the "Stock") in connection with the reorganization (the "Demutualization") of Standard Insurance Company ("Standard") from an Oregon mutual life insurance company to an Oregon stock life insurance company pursuant to Standard's Plan of Reorganization, as adopted on September 28, 1998 by the Board of Directors of Standard (the "Plan"). Upon effectiveness of the Plan, Standard will become a direct wholly-owned subsidiary of the Company. Pursuant to the Plan, the Company proposes to issue up to 30,000,000 shares of Stock (the "Policyholder Shares") to Eligible Members (as defined in the Plan) in exchange for their Membership Interests (as defined in the Plan), and, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") an aggregate of ........ shares of Stock (the "Firm Shares") and, at the election of the Underwriters, up to ........  additional shares of Stock (the "Optional
Shares"). The Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof being collectively called the "Shares".

     It is understood and agreed to by all parties that the Company is concurrently entering into an agreement (the "International Underwriting
Agreement") providing for the sale by the Company of up to a total of ........
shares of Stock (the "International Shares"), including the overallotment option thereunder, through arrangements with certain underwriters outside the United States (the "International Underwriters"), for whom Goldman Sachs International and [Insert names of other Co-Lead Managers] are acting as lead managers. Anything herein or therein to the contrary notwithstanding, the respective closings under this Agreement and the International Agreement are hereby expressly made conditional on one another. The Underwriters hereunder and the International Underwriters are simultaneously entering into an Agreement between U.S. and International Underwriting Syndicates (the "Agreement between Syndicates") which provides, among other things, for the transfer of shares of Stock between the two syndicates. Two forms of
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prospectus are to be used in connection with the offering and sale of shares of
Stock contemplated by the foregoing, one relating to the Shares hereunder and the other relating to the International Shares. The latter form of prospectus will be identical to the former except for certain substitute pages as included in the registration statement and amendments thereto as mentioned below. Except as used in Sections 2, 3, 4, 9 and 11 herein, and except as the context may otherwise require, references hereinafter to the Shares shall include all the shares of Stock which may be sold pursuant to either this Agreement or the International Underwriting Agreement, and references herein to any prospectus whether in preliminary or final form, and whether as amended or supplemented, shall include both the U.S. and the international versions thereof.

     1. The Company and Standard, jointly and severally, represent and warrant to, and agree with, each of the Underwriters that:

     (a) A registration statement on Form S-1 (File No. 333-....) (the "Initial
Registration Statement") in respect of the Shares has been filed with the Securities and Exchange Commission (the "Commission"); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto, to you for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a "Rule 462(b) Registration Statement"), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Act"), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a "Preliminary Prospectus"; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the "Registration Statement"; and such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the "Prospectus");

     (b) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein;

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     (c) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto, and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein;

     (d) Neither the Company nor Standard nor any of their respective subsidiaries has sustained since the date of the latest audited financial statements included in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any (i) material addition, or any development involving a prospective material addition, to Standard's liability for future policyholder benefits and claims, other than in the ordinary course of business, (ii) any change in the capital stock of the Company, Standard or any of their respective subsidiaries, (iii) any change in the long-term debt of the Company, Standard or any of their respective subsidiaries or (iv) any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs or management, or the financial position, equity, reserves, surplus or results of operations (in each case considered on either a statutory or a GAAP basis) of Standard or its subsidiaries, otherwise than as set forth or contemplated in the Prospectus;

     (e) Each of the Company, Standard and their respective subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by it, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries and as would not, individually or in the aggregate, have a material adverse effect on the business, financial position, equity, reserves, surplus, results of operations or prospects of the Company, Standard or any of their respective subsidiaries; and any real property and buildings held under lease by the Company, Standard or any of their respective subsidiaries are held under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company, Standard and their respective subsidiaries;

     (f) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Oregon; Standard has been and, until immediately prior to the Effective Date (as defined in the Plan), will continue to be duly organized and validly existing as a mutual life insurance company in good standing under the laws of the State of Oregon; upon the Effective Date, Standard will be duly organized and validly existing as a stock life insurance company in good standing under the laws of the State of Oregon; each of the Company and Standard has the power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign

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corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; and each subsidiary of the Company and Standard has been duly organized and is validly existing as a corporation or limited liability company, as applicable, and is in good standing under the laws of its jurisdiction of organization;

     (g) The Company has an authorized capitalization as set forth in the Prospectus; upon effectiveness of the Plan, Standard will have an authorized capitalization of __________ shares, each of which will be duly and validly authorized and issued to the Company on the Effective Date and fully paid and non-assessable; and all of the issued shares of capital stock of each subsidiary of the Company and Standard have been duly and validly authorized and issued, are fully paid and non-assessable and (except as set forth in the Prospectus) are owned directly or indirectly by the Company or Standard, as applicable, free and clear of all liens, encumbrances, equities or claims;

     (h) The Shares to be issued and sold by the Company to the Underwriters hereunder and under the International Underwriting Agreement, and the Policyholder Shares have been duly and validly authorized; when the Shares are issued and delivered against payment therefor as provided herein and in the International Underwriting Agreement, and the Policyholder Shares are issued and delivered to Eligible Members in exchange for their Membership Interests pursuant to the Plan, the Shares and the Policyholder Shares (collectively, the "Transaction Shares") will be duly and validly issued and fully paid and non-assessable and will conform to the description of the Stock contained in the Prospectus; the issuance of the Transaction Shares is not subject to any preemptive or other similar right; and there are no rights of any person, corporation or other entity to require registration of any shares of Stock or any other securities of the Company in connection with the Demutualization or the filing of the Registration Statement;

     (i) The offering, issuance and delivery of the Policyholder Shares to Eligible Members in exchange for their Membership Interests pursuant to the Plan are exempt from the registration requirements of the Act.

     (j) The issuance and sale by the Company of the Shares to the Underwriters hereunder and under the International Underwriting Agreement, and of the Policyholder Shares to Eligible Members in exchange for their Membership Interests pursuant to the Plan and the compliance by the Company and Standard with all of the provisions of this Agreement, the International Underwriting Agreement and the Plan and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company, Standard or any of their respective subsidiaries is a party or by which the Company, Standard or any of their respective subsidiaries is bound or to which any of the property or assets of the Company, Standard or any of their respective subsidiaries is subject, or which affects the validity, performance or consummation of the Plan, the Demutualization or the transactions contemplated by this Agreement, the International Underwriting Agreement or the Plan nor will such action result in any violation of the provisions of (i) the Articles of Incorporation or By-laws of the Company, Standard or any of their respective subsidiaries or (ii) any statute or any order, rule or regulation of any court or insurance regulatory agency or other governmental agency or body having jurisdiction over the Company, Standard or any of their respective subsidiaries or any of their properties, except, in the case of this clause (ii), as

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set forth in the Prospectus or as would not have, individually or in the aggregate, have a material adverse effect on the business, financial position, equity, reserves, surplus, results of operations or prospects of the Company, Standard or any of their respective subsidiaries;

     (k) Neither the Company nor Standard nor any of their respective subsidiaries is in violation of its Articles of Incorporation or By-laws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound;

     (l) All filings, consents, approvals, authorizations, orders, licenses, certificates, permits, registrations and qualifications of or with any court, insurance regulatory agency or governmental agency or body of the United States or any state thereof required in connection with the issuance and sale by the Company of the Shares to the Underwriters hereunder and under the International Underwriting Agreement, or the issuance of the Policyholder Shares to Eligible Members in exchange for their Membership Interests pursuant to the Plan, have been obtained and are in full force and effect, provided, however, that neither the Company nor Standard makes any representation or warranty as to state securities or Blue Sky laws or state insurance securities laws in connection with the purchase and distribution of the Shares by the Underwriters and the International Underwriters; and all other filings, consents, approvals, authorizations, orders, licenses, certificates, permits, registrations and qualifications of or with any court, insurance regulatory agency or other governmental agency or body required to be obtained or made on or prior to the Effective Date in connection with the Demutualization or for the consummation by the Company and Standard of the transactions contemplated by this Agreement, the International Underwriting Agreement or the Plan have been so obtained or made and are in full force and effect, except as set forth in the Prospectus or to the extent that the failure to obtain or make any such consents, approvals, authorizations, orders, registrations or qualifications would not, individually or in the aggregate, have a material adverse effect on the business, financial position, equity, reserves, surplus, results of operations or prospects of the Company, Standard or any of their respective subsidiaries and which will not affect the validity, performance of or consummation of the transactions contemplated by this Agreement, the International Underwriting Agreement and the Plan;

     (m) The Company has made all required filings under applicable insurance holding company statutes, and has received approvals of acquisition or control and/or affiliate transactions in each jurisdiction in which such filings or approvals are required, except where the failure to have made such filings or receive such approvals in any such jurisdiction would not, individually or in the aggregate with other such failures, have a material adverse effect on the business, financial position, stockholders' equity, results of operations or prospects of the Company or its subsidiaries; each of the Company, Standard and their respective subsidiaries has all necessary consents, licenses, authorizations, approvals, orders, certificates and permits (collectively, the "Consents") of and from, and has made all filings and declarations (collectively, the "Filings") with, all insurance regulatory authorities, all Federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, necessary to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus, except where the failure to have such Consents or to make such Filings would not, individually or in the aggregate, have a material adverse effect on the business, financial position, equity, reserves, surplus, results of operations or prospects of the Company, Standard or any of their

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respective subsidiaries; all such Consents and Filings are in full force and effect and neither the Company nor Standard nor any of their subsidiaries has received any notice of any event, inquiry, investigation or proceeding that would reasonably be expected to result in the suspension, revocation or limitation of any such Consent or otherwise impose any limitation on the conduct of the business of the Company, Standard or any such subsidiary, except as set forth in the Prospectus or any such suspension, revocation or limitation which would not, individually or in the aggregate, have a material adverse effect on the business, financial position, equity, reserves, surplus results of operations or prospects of the Company, Standard or any of their respective subsidiaries;

     (n) Standard is duly licensed or authorized as an insurer or reinsurer in each jurisdiction where it is required to be so licensed or authorized to conduct its business as described in the Prospectus, except where the failure to be so licensed or authorized would not, individually or in the aggregate, have a material adverse effect on the assets, business, financial position, equity, reserves, surplus, results of operations or prospects of Standard; all such licenses or authorizations are in full force and effect and neither the Company nor Standard nor any of their subsidiaries has received any notice of any event, inquiry, investigation or proceeding that would reasonably be expected to result in the suspension, revocation or limitation of any such licenses or authorizations or otherwise impose any limitation on the conduct of the business of Standard, except any such suspension, revocation or limitation which would not, individually or in the aggregate, have a material adverse effect on the business, financial position, equity, reserves, surplus, results of operations or prospects of Standard, and, to the best of the Company's, Standard's and any such subsidiary's knowledge, there is no sustainable basis for any such suspension, revocation or limitation; Standard is in compliance with, and conducts its businesses in conformity with, all applicable insurance laws and regulations, except where the failure to so comply or conform would not have a material adverse effect on its business, financial position, equity, reserves, surplus, results of operations or prospects;

     (o) None of the Company, Standard or any of their respective subsidiaries is required to be registered as an investment company with the Commission or in any jurisdiction where it conducts business; each of the Company, Standard and their respective subsidiaries is registered in all capacities with each Federal, state, local or other governmental authority and is registered with, a member of, or a participant in, each self-regulatory organization, in each case, as is necessary to conduct its business as described in or contemplated by the Prospectus except as set forth in the Prospectus or where the failure to be so registered would not, individually or in the aggregate, have a material adverse effect on the business, financial position, equity, reserves, surplus, results of operations or prospects of the Company, Standard or any of their respective subsidiaries; all such registrations and memberships are in full force and effect and neither the Company nor Standard nor any of their respective subsidiaries has received any notice of any event, inquiry, investigation or proceeding that would reasonably be expected to result in the suspension, revocation or limitation of any such registrations, or memberships, except as set forth in the Prospectus or any such suspension, revocation or limitation which would not, individually or in the aggregate, have a material adverse effect on the business, financial position, equity, reserves, surplus, results of operations or prospects of the Company, Standard or any of their respective subsidiaries; and, to the best of the Company's, Standard's and their respective subsidiaries' knowledge, there is no sustainable basis for any such suspension, revocation or limitation; each of the Company, Standard and their respective subsidiaries is in compliance with all applicable laws, rules, regulations, orders, by-laws, and similar requirements in connection with

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such registrations or memberships, as the case may be, except as set forth in the Prospectus or where the failure to so comply would not, individually or in the aggregate, have a material adverse effect on the business, financial position, equity, reserves, surplus results of operations or prospects of the Company, Standard or any of their respective subsidiaries;

     (p) Each subsidiary of Standard which is engaged in the business of acting as a broker-dealer (the "Broker-Dealer Subsidiaries") is duly licensed or registered as a broker-dealer in each jurisdiction (including the United States) where it is required to be so licensed or registered to conduct its business, in each case, with such exceptions, individually or in the aggregate, as would not have a material adverse effect on the business, financial position, equity, reserves, surplus, results of operations or prospects of the Company, Standard or any of their respective subsidiaries; each Broker-Dealer Subsidiary has all other necessary Consents of and from all applicable regulatory authorities to conduct their respective businesses, in each case with such exceptions, individually or in the aggregate, as would not have a material adverse effect on the business, financial position, equity, reserves, surplus, results of operations or prospects of the Company, Standard or any of their respective subsidiaries; except as otherwise described in the Prospectus, none of the Broker-Dealer Subsidiaries has received any notification from any applicable regulatory authority to the effect that any additional Consents are needed to be obtained by such subsidiary in any case where it could reasonably be expected that (x) any of the Broker-Dealer Subsidiaries would in fact be required to obtain any such additional Consents or cease or otherwise limit engaging in certain business and (y) the failure to have such Consents or limiting such business would have a material adverse effect on the business, financial position, equity, reserves, surplus, results of operations or prospects of the Company, Standard or any of their respective subsidiaries; and each Broker-Dealer Subsidiary is in compliance with the requirements of the applicable broker-dealer laws and regulations of each jurisdiction which is applicable to such subsidiary, and has filed all notices, reports, documents or other information required to be filed thereunder, in each case with such exceptions, individually or in the aggregate, as would not have a material adverse effect on the business, financial position, equity, reserves, surplus, results of operations or prospects of the Company, Standard or any of their respective subsidiaries;

     (q) The statements set forth in the Prospectus under the captions "Risk Factors - Changes in Federal and State Regulation May Adversely Impact Pricing, Reserve Adequacy and Exposure to Litigation", "Risk Factors - Changes in State and Federal Regulation May Affect Profitability", "Risk Factors - Allocation of Assets to the Closed Block May Be Inadequate or Excessive", "Risk Factors - Holding Company Dividends May Be Affected by Limitation on Dividends Imposed on Standard Insurance Company", "Risk Factors - Challenge to Director's Approval of Plan May Adversely Affect Terms of Demutualization", "Risk Factors - Environmental Liability Exposure May Result From Mortgage Loans and Real Estate Investments", "The Demutualization", "Business - Regulation", "Business - Competition - Other Competitive Factors", "Restrictions on Acquisitions of Common Stock" and "Underwriting", insofar as they purport to describe the provisions of the laws and documents referred to therein, and under the caption "Description of Capital Stock", insofar as they purport to constitute a summary of the terms of the Stock, are accurate, complete and fair in all material respects;

     (r) Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company, Standard or any of their respective subsidiaries is a party or of which any property of the Company, Standard or any of their respective

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subsidiaries is the subject which, if determined adversely to the Company,
Standard or any of their respective subsidiaries, would individually or in the aggregate have a material adverse effect on the business, consolidated financial position, equity, reserves, surplus, results of operations or prospects of the Company, Standard or any of their respective subsidiaries; and, to the best of the Company's and Standard's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

     (s) The Company is not and, after giving effect to the offering and sale of the Shares, will not be an "investment company", as such term is defined in the Investment Company Act of 1940, as amended (the "Investment Company Act");

     (t) Deloitte & Touche, who have certified certain financial statements of the Company and the consolidated financial statements of Standard, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

     (u) Each of the Company, Standard and their respective subsidiaries has reviewed its operations and that of any third parties with which the Company, Standard or any of their respective subsidiaries has a material relationship to evaluate the extent to which the business or operations of the Company, Standard or any of their respective subsidiaries will be affected by the Year 2000 Problem. As a result of such review, neither the Company nor Standard nor any of their respective subsidiaries has any reason to believe, and does not believe, that the Year 2000 Problem will have a material adverse effect on the business, financial position, equity, reserves, surplus, results of operations or prospects of the Company, Standard or any of their respective subsidiaries or result in any material loss or interference with the Company's, Standard's or any of their respective subsidiaries' business or operations. The "Year 2000 Problem" as used herein means any significant risk that computer hardware or software used in the receipt, transmission, processing, manipulation, storage, retrieval, retransmission or other utilization of data or in the operation of mechanical or electrical systems of any kind will not, in the case of dates or time periods occurring after December 31, 1999, function at least as effectively as in the case of dates or time periods occurring prior to January 1, 2000;

     (v) The Plan has been duly adopted by the required vote of the Board of Directors of Standard (which adoption complied with the applicable requirements of Sections 632.600 through 732.630 (collectively, the "Demutualization Provisions") of the Oregon Revised Statutes ("ORS")) and submitted to the Director of the Department of Consumer and Business Services of the State of Oregon (the "Director") in the manner and accompanied by all information required by the Demutualization Provisions and conforms in all material respects to the requirements of the laws of the State of Oregon applicable to the reorganization of a mutual life insurance company into a stock life insurance company and any applicable published rules, regulations or guidelines of the Director in respect thereof; on January 27, 1999 the Director held a public hearing in accordance with the requirements of Section 732.606 of the ORS, with regard to which Standard published such notice as is required by Oregon law, for the purpose of receiving comment on whether the Plan should be approved; on February 12, 1999 the Director conditionally approved the Plan; upon receipt of the Director's conditional approval, the Company held a special meeting of members on March 19, 1999 and the Plan was approved by Eligible Members in accordance with Section 732.606(5) of the ORS and such approval has not been rescinded or otherwise withdrawn; no other approvals are required to be obtained under Oregon law for the effectiveness of the Plan; on the Effective Date, the Plan will become effective in accordance with its terms and all aspects of the Demutualization to have been completed on or prior to the Effective Date will be completed in accordance with the Plan and Oregon law; and prior to or contemporaneously with the First Time of Delivery (as defined in Section 4) each of the actions required to occur and conditions required to be satisfied on or prior to the Effective Date pursuant to the Director's Order or the Plan will have occurred or have been satisfied;

     (w) Other than as described or contemplated in the Prospectus, no legal or governmental proceeding is pending or, to the best of the Company's and Standard's knowledge, is currently being threatened challenging the Plan or the consummation of the transactions contemplated thereby or the offering of the Shares by the Underwriters;

     (x) The policyholder information statement mailed to policyholders (the "Policyholder Information Statement"), as of its date and as of the date of the vote of the Eligible Members, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

     (y) The Transaction Shares have been approved for listing on the New York Stock Exchange, Inc. (the "Exchange"), subject to notice of issuance, and, at each Time of Delivery (as defined in Section 4) hereunder, the Transaction Shares issued at or prior to such Time of Delivery will be listed thereon;

     (z) The pro forma condensed consolidated balance sheet and condensed consolidated statements of earnings and the related notes thereto set forth in the Registration Statement and the Prospectus with respect to Standard have been prepared in all material respects in accordance with the applicable requirements of Rule 11-02 of Regulation S-X promulgated under the Securities Exchange Act of 1934, as amended, have been compiled on the pro forma basis described therein, and, in the opinion of the Company and Standard, the assumptions used in the preparation thereof were reasonable at the time made and the adjustments used therein are based upon good faith estimates and assumptions believed by the Company and Standard to be reasonable at the time made; and

     (aa) Neither the Company nor Standard has any debt securities or preferred stock that have been rated by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act.

     2. Subject to the terms and conditions herein set forth, (a) the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per share of $................, the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per share set forth in clause (a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

     The Company hereby grants to the Underwriters the right to purchase at their election up to ................... Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering overallotments in the sale of the Firm Shares. Any such election to purchase Optional Shares may be exercised only by written notice from you to the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

     3. Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

     It is understood that 1,250,000 Firm Shares will initially be reserved by the several Underwriters for offer and sale upon the terms and conditions set forth in the Prospectus to certain policyholders of Standard who have heretofore delivered to you offers or indications of interest to purchase Firm Shares in form satisfactory to you, and that any allocation of such Firm Shares among such persons will be made in accordance with timely directions received by you from the Company; provided that under no circumstances will you or any Underwriter be liable to the Company for any action taken or omitted in good faith in connection with such offering to such persons. It is further understood that any of such Firm Shares which are not purchased by such persons will be offered by the Underwriters to the public under the terms and conditions set forth in the Prospectus.

     4. (a) The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as Goldman, Sachs & Co. may request upon at least forty-eight hours' prior notice to the Company shall be delivered by or on behalf of the Company to Goldman, Sachs & Co., through the facilities of the Depository Trust Company ("DTC"), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to Goldman, Sachs & Co. at least forty-eight hours in advance. The Company will cause the certificates representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the "Designated Office"). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 7:00 a.m., Los Angeles time, on ............., 1999 or such other time and date as Goldman, Sachs & Co. and the Company may agree upon in writing, and, with respect to the Optional Shares, 7:00 a.m., Los Angeles time, on the date specified by Goldman, Sachs & Co. in the written notice given by Goldman, Sachs & Co. of the Underwriters' election to purchase such Optional Shares, or such other time and date as Goldman, Sachs & Co. and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the "First Time of Delivery", such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the "Second Time of Delivery", and each such time and date for delivery is herein called a "Time of Delivery".

     (b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 7 hereof, will be delivered at the offices of Sullivan & Cromwell, 1888 Century Park East, Los Angeles, California 90067 (the "Closing Location"), and the Shares will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at 3:00 p.m., Los Angeles time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

     5. The Company and Standard, jointly and severally, agree with each of the Underwriters:

     (a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or Prospectus which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you with copies thereof; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order;

     (b) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

     (c) Prior to 10:00 A.M., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a prospectus in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

     (d) To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations thereunder (including, at the option of the Company, Rule 158);

     (e) During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus, not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder and under the International Underwriting Agreement, any securities of the Company that are substantially similar to the Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities (other than pursuant to the StanCorp 1999 Omnibus Stock Incentive Plan, the StanCorp 1999 Employee Share Purchase Plan or the StanCorp Long-Term Incentive Compensation Plan, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement), without your prior written consent, except that the Company may issue Policyholder Shares to Eligible Members in connection with the consummation of the Demutualization pursuant to the Plan;

     (f) To furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders' equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail;

     (g) During a period of five years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission);

     (h) To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement and the International Underwriting Agreement in the manner specified in the Prospectus under the caption "Use of Proceeds";

     (i) To use its best efforts to list, subject to notice of issuance, the Shares on the Exchange;

     (j) To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Act;

     (k) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act; and

     (l) Prior to or contemporaneously with the First Time of Delivery, to take all actions necessary in order to consummate the Plan and to cause the transactions contemplated thereby to have occurred at or prior to the First Time of Delivery.

     6. The Company and Standard, jointly and severally, covenant and agree with the several Underwriters that the Company or Standard will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the International Underwriting Agreement, the Agreement between Syndicates, the Selling Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in
Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) all fees and expenses in connection with listing the Transaction Shares on the Exchange; (v) the fees and disbursements of counsel for the Underwriters in connection with the directed share offering contemplated in the second paragraph of Section 3 of this Agreement; (vi) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Shares; (vii) the cost of preparing stock certificates; (viii) the cost and charges of any transfer agent or registrar; and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 8 and 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

     7. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and Standard herein are, at and as of such Time of Delivery, true and correct, the condition that the Company and Standard shall have performed all of their respective obligations hereunder theretofore to be performed, and the following additional conditions:

     (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

     (b) Sullivan & Cromwell, counsel for the Underwriters, shall have furnished to you such written opinion or opinions (a draft of each such opinion is attached as Annex II(a) hereto), dated such Time of Delivery, with respect to the incorporation of the Company, the validity of the Shares being delivered at such Time of Delivery, the Registration Statement, the Prospectus, and other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

     (c) Debevoise & Plimpton, counsel for the Company, shall have furnished to you their written opinion (a draft of such opinion is attached as Annex II(b) hereto), dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

          (i) The issuance and delivery of the Policyholder Shares to Eligible Members in exchange for their Membership Interests pursuant to the Plan are exempt from the registration requirements of the Act;

          (ii) All filings, consents, approvals, authorizations, orders, licenses, certificates, permits, registrations and qualifications of or with any insurance regulatory agency or governmental agency or body of the United States or the State of New York required in connection with the issuance and sale by the Company of the Shares being delivered at such Time of Delivery and of the Policyholder Shares to Eligible Members in exchange for their Membership Interests pursuant to the Plan have been obtained and are in full force and effect, except that the Company and Standard have applied for an exemption from certain of the prohibited transaction restrictions of the Employee Retirement Income Security Act of 1974 ("ERISA") and from the related prohibited transaction excise tax provisions of the Internal Revenue Code of 1986 (the "Code"), which have not yet been obtained, and that such counsel need express no opinion as to state securities or Blue Sky laws or state insurance securities laws in connection with the purchase and distribution of the Shares by the Underwriters and the International Underwriters; and all other filings, consents, approvals, authorizations, orders, licenses, certificates, permits, registrations and qualifications of or with any such insurance regulatory agency or other governmental agency or body required to be obtained or made on or prior to the Effective Date in connection with the Demutualization or for the consummation by the Company and Standard of the transactions contemplated by this Agreement, the International Underwriting Agreement or the Plan have been so obtained or made and are in full force and effect, except that the Company and Standard have applied for an exemption from certain of the prohibited transaction restrictions of ERISA and from the related prohibited transaction excise tax provisions of the Code, which have not yet been obtained, and except as set forth in the Prospectus or to the extent that the failure to obtain or make any such filings, consents, approvals, authorizations, orders, registrations, licenses, certificates, permits or qualifications would not, individually or in the aggregate, have a material adverse effect on the business, financial position, equity or results of operations of the Company, Standard or any of their respective subsidiaries and which will not affect the validity, performance of or consummation of the transactions contemplated by this Agreement, the International Underwriting Agreement and the Plan;

          (iii) The statements set forth in the Prospectus under the captions "The Demutualization" and "Business - Regulation - ERISA Considerations", insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects;

          (iv) Neither the Company nor Standard is an "investment company", as such term is defined in the Investment Company Act; and

          (v) The Registration Statement and the Prospectus and any further amendments and supplements thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the rules and regulations thereunder.

     Such counsel shall also state that while they have not themselves checked the accuracy and completeness of, or otherwise verified, and are not passing upon and assume no responsibility for the accuracy or completeness of, the statements contained in the Registration Statement or the Prospectus, except to the limited extent stated in paragraph (iii) above, in the course of their review and discussion of the contents of the Registration Statement and the Prospectus with certain officers and employees of the Company and its independent accountants, but without independent check or verification, no facts have come to their attention which cause them to believe that the Registration Statement (other than the financial statements and schedules and other financial information contained therein, as to which they need express no belief) at the time it became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading, or that the Prospectus (other than the financial statements and schedules and other financial information contained therein, as to which they need express no belief), as of its date and as of the date of such opinion, contains any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (d) Jeffrey C. Carey, Counsel to the Company, shall have furnished to you his written opinion (a draft of such opinion is attached as Annex II(c) hereto), dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

          (i) Each of the Company and Standard has power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus;

          (ii) The Company has an authorized capitalization as set forth in the Prospectus; the Transaction Shares have been duly and validly authorized; when issued and delivered against payment therefor by the Underwriters as provided in this Agreement and in the International Underwriting Agreement, the Shares being delivered at such Time of Delivery will be duly and validly authorized and issued and fully paid and non-assessable; the Policyholder Shares, when issued and delivered to Eligible Members in exchange for their Membership Interests pursuant to the Plan, will be duly and validly issued and fully paid and non-assessable; and the Transaction Shares conform to the description of the Stock contained in the Prospectus;

          (iii) Each of the Company and Standard has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified in any such jurisdiction would not, individually or in the aggregate, have a material adverse effect on the business, financial position, equity, reserves, surplus, results of operations or prospects of the Company or Standard (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Company, provided that such counsel shall state that they believe that both you and they are justified in relying upon such opinions and certificates;

          (iv) Each of the respective subsidiaries of the of the Company and Standard has been duly organized and is validly existing as a corporation or limited liability company in good standing under the laws of its jurisdiction of organization; and all of the issued shares of capital stock or other ownership interests of each such subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable, and (except as otherwise set forth in the Prospectus) are owned directly or indirectly by the Company or Standard, as applicable, free and clear of all liens, encumbrances, equities or claims (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect to matters of fact upon certificates of officers of the Company or its subsidiaries, provided that such counsel shall state that they believe that both you and they are justified in relying upon such opinions and certificates;

          (v) To the best of such counsel's knowledge and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or Standard or any of their respective subsidiaries is a party or of which any property of the Company or Standard, or any of their respective subsidiaries is the subject which, if determined adversely to the Company, Standard or any of their respective subsidiaries, would individually or in the aggregate have a material adverse effect on the business, consolidated financial position, equity or results of operations of the Company, Standard or any of their respective subsidiaries; to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others; and, to the best of such counsel's knowledge, other than as described or contemplated in the Prospectus, no legal or governmental proceeding is pending or is currently being threatened challenging the Plan or the consummation of the transactions contemplated thereby or the offering of the Shares by the Underwriters;

          (vi) The issuance and sale by the Company to the Underwriters of the Shares being delivered at such Time of Delivery and of the Policyholder Shares to Eligible Members in exchange for their Membership Interests pursuant to the Plan and the compliance by the Company and Standard with all of the provisions of this Agreement, the International Underwriting Agreement and the Plan and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company, Standard or any of their respective subsidiaries is a party or by which the Company, Standard or any of their respective subsidiaries is bound or to which any of the property or assets of the Company, Standard or any of their respective subsidiaries is subject, or which affects the validity, performance or consummation of the Plan, the Demutualization or the transactions contemplated by this Agreement, the International Underwriting Agreement or the Plan, nor will such action result in any violation of the provisions of (i) the Articles of Incorporation or By-laws of the Company or Standard or (ii) any statute or any order, rule or regulation known to such counsel of any court or insurance regulatory agency or other governmental agency or body having jurisdiction over the Company, Standard or any of their respective subsidiaries or any of their properties, except in the case of this clause (ii), as would not have a material adverse effect on the business, financial position, equity, reserves, surplus, results of operations or prospects of the Company, Standard or any of their respective subsidiaries, and except that the Company and Standard have applied for an exemption from certain of the prohibited transaction restrictions of ERISA and from the related prohibited transaction excise tax provisions of the Code, which have not yet been obtained;

          (vii) All filings, consents, approvals, authorizations, orders, licenses, certificates, permits, registrations and qualifications of or with any court, insurance regulatory agency or governmental agency or body of the United States or any state thereof required in connection with the issuance and sale by the Company to the Underwriters of the Shares being delivered at such Time of Delivery and of the Policyholder Shares to Eligible Members in exchange for their Membership Interests pursuant to the Plan have been obtained and are in full force and effect, except that the Company and Standard have applied for an exemption from certain of the prohibited transaction restrictions of ERISA and from the related prohibited transaction excise tax provisions of the Code, which have not yet been obtained, and that such counsel need express no opinion as to state securities or Blue Sky laws or state insurance securities laws in connection with the purchase and distribution of the Shares by the Underwriters; and all other filings, consents, approvals, authorizations, orders, licenses, certificates, permits, registrations and qualifications of or with any court, insurance regulatory agency or other governmental agency or body required to be obtained or made on or prior to the Effective Date in connection with the Demutualization or for the consummation by the Company and Standard of the transactions contemplated by this Agreement, the International Underwriting Agreement or the Plan have been so obtained or made and are in full force and effect, except that the Company and Standard have applied for an exemption from certain of the prohibited transaction restrictions of ERISA and from the related prohibited transaction restrictions of the Code, which have not yet been obtained, and except as set forth in the Prospectus or to the extent that the failure to obtain or make any such filings, consents, approvals, authorizations, orders, registrations, licenses, certificates, permits or qualifications would not, individually or in the aggregate, have a material adverse effect on the business, financial position, equity or results of operations of the Company, Standard or any of their respective subsidiaries and which will not affect the validity, performance of or consummation of the transactions contemplated by this Agreement, the International Underwriting Agreement and the Plan;

          (viii) In accordance with Oregon law, the Plan has been duly adopted by the required vote of the Board of Directors of Standard and all necessary approvals for the Plan to become effective have been duly obtained from Eligible Members and the Director, all such approvals are in full force and effect and no other approvals are required to be obtained under Oregon law for the effectiveness of the Plan;

          (ix) To such counsel's knowledge, neither the Company nor Standard nor any of their respective subsidiaries is in violation of its Articles of Incorporation or By-laws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound;

          (x) None of the Company, Standard or any of their respective subsidiaries is required to be registered as an investment company with the Commission or in any jurisdiction where it conducts business; to the best of such counsel's knowledge, each of the Company, Standard and their respective subsidiaries is registered in all capacities with each Federal, state, local or other governmental authority and is registered with, a member of, or a participant in, each self-regulatory organization, in each case, as is necessary to conduct its business as described in or contemplated by the Prospectus except as set forth in the Prospectus or where the failure to be so registered would not, individually or in the aggregate, have a material adverse effect on the business, financial position, equity, reserves, surplus, results of operations or prospects of the Company, Standard or any of their respective subsidiaries; to the best of such counsel's knowledge, all such registrations and memberships are in full force and effect and neither the Company nor Standard nor any of their respective subsidiaries has received any notice of any event, inquiry, investigation or proceeding that would reasonably be expected to result in the suspension, revocation or limitation of any such registrations, or memberships, except as set forth in the Prospectus or any such suspension, revocation or limitation which would not, individually or in the aggregate, have a material adverse effect on the business, financial position, equity, reserves, surplus, results of operations or prospects of the Company, Standard or any of their respective subsidiaries; to such counsel's knowledge, each of the Company, Standard and their respective subsidiaries is in compliance with all applicable laws, rules, regulations, orders, by-laws, and similar requirements in connection with such registrations or memberships, as the case may be, except as set forth in the Prospectus or where the failure to so comply would not, individually or in the aggregate, have a material adverse effect on the business, financial position, equity or results of operations of the Company, Standard or any of their respective subsidiaries;

          (xi) Each Broker-Dealer Subsidiary is duly licensed or registered as a broker-dealer in each jurisdiction (including the United States) where it is required to be so licensed or registered to conduct its business, in each case, with such exceptions, individually or in the aggregate, as would not have a material adverse effect on the business, financial position, equity, reserves, surplus, results of operations or prospects of the Company, Standard or any of their respective subsidiaries; each Broker-Dealer Subsidiary has all other necessary Consents of and from all applicable regulatory authorities to conduct their respective businesses, in each case with such exceptions, individually or in the aggregate, as would not have a material adverse effect on the business, financial position, equity, reserves, surplus, results of operations or prospects of the Company, Standard or any of their respective subsidiaries; except as otherwise described in the Prospectus, to such counsel's knowledge none of the Broker-Dealer Subsidiaries has received any notification from any applicable regulatory authority to the effect that any additional Consents are needed to be obtained by such subsidiary in any case where it could reasonably be expected that (x) any of the Broker-Dealer Subsidiaries would in fact be required to obtain any such additional Consents or cease or otherwise limit engaging in certain business and (y) the failure to have such Consents or limiting such business would have a material adverse effect on the business, financial position, equity, reserves, surplus, results of operations or prospects of the Company, Standard or any of their respective subsidiaries; and, to such counsel's knowledge, each Broker-Dealer Subsidiary is in compliance with the requirements of the applicable broker-dealer laws and regulations of each jurisdiction which is applicable to such subsidiary, and has filed all notices, reports, documents or other information required to be filed thereunder, in each case with such exceptions, individually or in the aggregate, as would not have a material adverse effect on the business, financial position, equity, reserves, surplus, results of operations or prospects of the Company, Standard or any of their respective subsidiaries;

          (xii) The statements set forth in the Prospectus under the captions "Risk Factors Holding Company Dividends May Be Affected by Limitation on Dividends Imposed on Standard Insurance Company", "Risk Factors - Challenge to Director's Approval of Plan May Adversely Affect Terms of Demutualization", "Risk Factors - Environmental Liability Exposure May Result From Mortgage Loans and Real Estate Investments", "The Demutualization", "Business - Regulation" and "Business - Competition - Other Competitive Factors", insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects;

          (xiii) To the best of such counsel's knowledge, other than as described or contemplated in the Prospectus, no legal or governmental proceeding is pending or is currently being threatened challenging the Plan or the consummation of the transactions contemplated thereby or the offering of the Shares by the Underwriters;

          (xiv) To the best of such counsel's knowledge, the Company has made all required filings under applicable insurance holding company statutes, and has received approvals of acquisition of control and/or affiliate transactions in each jurisdiction in which such filings or approvals are required, except where the failure to have made such filings or to receive such approvals in any such jurisdiction would not, individually or in the aggregate with such other failures, have a material adverse effect on the business, financial position, stockholders' equity or results of operations of the Company or any of its subsidiaries; to the best of such counsel's knowledge, each of the Company, Standard and their respective subsidiaries has all necessary Consents of and from, and has made all Filings with, all insurance regulatory authorities, all Federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, necessary to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus, except where the failure to have such Consents or to make such Filings would not, individually or in the aggregate, have a material adverse effect on the business, financial position, equity, reserves, surplus, results of operations or prospects of the Company, Standard or any of their respective subsidiaries; to the best of such counsel's knowledge, all such Consents and Filings are in full force and effect and neither the Company nor Standard nor any of their subsidiaries has received a notice of any event, inquiry, investigation or proceeding that would reasonably be expected to result in the suspension, revocation or limitation of any such Consent or otherwise impose any limitation on the conduct of the business of the Company, Standard or any such subsidiary, except as set forth in the Prospectus or any such suspension, revocation or limitation which would not, individually or in the aggregate, have a material adverse effect on the business, financial position, equity or results of operations of the Company, Standard or any of their respective subsidiaries;

          (xv) Standard is duly licensed or authorized as an insurer or reinsurer to conduct its business under the insurance laws of each jurisdiction where it is required to be so licensed or authorized to conduct its business as described in the Prospectus, except where the failure to be so licensed or authorized would not, individually or in the aggregate, have a material adverse effect on the business, financial position, equity or results of operations of Standard; all such licenses or authorizations are in full force and effect and, to the best of such counsel's knowledge, neither the Company nor Standard nor any of their respective subsidiaries has received any notice of any event, inquiry, investigation or proceeding that would reasonably be expected to result in the suspension, revocation or limitation of any such licenses or authorizations or otherwise impose any limitation on the conduct of the business of Standard, except any such suspension, revocation or limitation which would not, individually or in the aggregate, have a material adverse effect on the business, financial position, equity or results of operations of Standard and to such counsel's knowledge, there is no sustainable basis for any such suspension, revocation or limitation; and, to such counsel's knowledge, Standard is in compliance with, and conducts its business in conformity with, all applicable insurance laws and regulations, except where the failure to comply or conform would not have a material adverse effect on its business, financial position, equity or results of operations; and

          (xvi) Such counsel does not know of any amendment to the Registration Statement required to be filed or of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus which are not filed or described as required.

     Such counsel shall also state that while they have not themselves checked the accuracy and completeness of, or otherwise verified, and are not passing upon and assume no responsibility for the accuracy or completeness of, the statements contained in the Registration Statement or the Prospectus, except to the limited extent stated in paragraph (iii) above, in the course of their review and discussion of the contents of the Registration Statement and the Prospectus with certain officers and employees of the Company and its independent accountants, but without independent check or verification, no facts have come to their attention which cause them to believe that the Registration Statement (other than the financial statements and schedules and other financial information contained therein, as to which they need express no belief) at the time it became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading, or that the Prospectus (other than the financial statements and schedules and other financial information contained therein as to which they need express no belief), as of its date and as of the date of such opinion, contains any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (e) Stoel Rives, LLP, Oregon counsel to the Company, shall have furnished to you their written opinion (a draft of such opinion is attached as Annex II(d) hereto), dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

          (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Oregon;

          (ii) Standard has been duly incorporated and is validly existing as a stock life insurance company in good standing under the laws of the State of Oregon;

          (iii) This Agreement and the International Underwriting Agreement have been duly authorized, executed and delivered by the Company and Standard; and

          (iv) The statements set forth in the Prospectus under the caption "Description of Capital Stock", insofar as they purport to constitute a summary of the terms of the Stock, are accurate, complete and fair in all material respects.

     (f) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, Deloitte & Touche shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex I hereto (the executed copy of the letter delivered prior to the execution of this Agreement is attached as Annex I(a) hereto and a draft of the form of letter to be delivered on the effective date of any post-effective amendment to the Registration Statement and as of each Time of Delivery is attached as Annex I(b) hereto);

     (g) (i) Neither the Company nor Standard nor any of their respective subsidiaries shall have sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, and (ii) since the respective dates as of which information is given in the Prospectus there shall not have been (A) any addition, or any development involving a prospective addition, to Standard's liability for future policyholder benefits and claims, (B) any change in the capital stock of the Company, Standard or any of their respective subsidiaries, (C) any change in the long-term debt of the Company, Standard or any of their respective subsidiaries or (D) any change, or any development involving a prospective change, in or affecting the general affairs or management or the financial position, equity or results of operations (in each case considered on either a statutory or a GAAP basis) of the Company, Standard or their respective subsidiaries, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in Clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

     (h) On or after the date hereof (i) no downgrading shall have occurred in the rating accorded Standard's financial strength or claims paying ability by any of Moody's Investor Services, Inc., Standard & Poor's Rating Services, Duff & Phelps Inc. or A.M. Best & Co., and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of Standard's financial strength or claims paying ability;

     (i) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange; (ii) a suspension or material limitation in trading in the Company's securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal, New York, California, or Oregon State authorities; or (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event specified in this Clause (iv) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

     (j) The Transaction Shares to be issued by the Company shall have been duly listed, subject to notice of issuance, on the Exchange;

     (k) Prior to or contemporaneously with the First Time of Delivery, each of the actions required to occur and conditions required to be satisfied on or prior to the Effective Date pursuant to the Plan shall have occurred or been satisfied;

     (l) With respect to the First Time of Delivery, the Plan shall, concurrently therewith, become effective in accordance with its terms;

     (m) The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;

     (n) No appeal of the Director's Order or other action challenging the validity of the Demutualization or the approval thereof shall have been filed and remain outstanding the effect of which, in the judgment of the Representatives, makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Transaction Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus; and

     (o) The Company and Standard shall have each furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company and Standard satisfactory to you as to the accuracy of the representations and warranties of the Company and Standard, respectively, herein at and as of such Time of Delivery, as to the performance by the Company and Standard, respectively, of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (g) of this Section and as to such other matters as you may reasonably request.

     8. (a) The Company and Standard will, jointly and severally, indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company and Standard shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company or Standard by any Underwriter through Goldman, Sachs & Co. expressly for use therein.

     (b) Each Underwriter will indemnify and hold harmless the Company or Standard, as applicable, against any losses, claims, damages or liabilities to which the Company or Standard may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company or Standard by such Underwriter through Goldman, Sachs & Co. expressly for use therein; and will reimburse the Company or Standard, as applicable, for any legal or other expenses reasonably incurred by the Company or Standard in connection with investigating or defending any such action or claim as such expenses are incurred.

     (c) Promptly after receipt by an indemnified party under subsection (a) or
(b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

     (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or
(b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and Standard on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and Standard on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and Standard on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares purchased under this Agreement (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters with respect to the Shares purchased under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or Standard on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, Standard and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection
(d) to contribute are several in proportion to their respective underwriting obligations and not joint.

     (e) The obligations of the Company and Standard under this Section 8 shall be in addition to any liability which the Company and Standard may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company or Standard (including any person who, with his or her consent, is named in the Registration Statement as a nominee to become a director of the Company) and to each person, if any, who controls the Company or Standard within the meaning of the Act.

     9. (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Shares, or the Company notifies you that it has so arranged for the purchase of such Shares, you or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

     (b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

     (c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and Standard, and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

     10. The respective indemnities, agreements, representations, warranties and other statements of the Company and Standard, and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, Standard or any officer or director or controlling person of the Company or Standard, and shall survive delivery of and payment for the Shares.

     11. If this Agreement shall be terminated pursuant to Section 9 hereof, neither the Company nor Standard shall then be under any liability to any Underwriter except as provided in Sections 6 and 8 hereof; but, if for any other reason, any Shares are not delivered by or on behalf of the Company as provided herein, the Company and Standard, jointly and severally, will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company and Standard shall then be under no further liability to any Underwriter in respect of the Shares not so delivered except as provided in Sections 6 and 8 hereof.

     12. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by Goldman, Sachs & Co. on behalf of you as the representatives.

     All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives in care of Goldman, Sachs & Co., 32 Old Slip, 9/th/ Floor, New York, New York 10005, Attention: Registration Department; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 8(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters' Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

     13. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and Standard and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and Standard and each person who controls the Company, Standard (including any person who, with his consent is named in the Registration Statement as a nominee to become a director of the Company) or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

     14. Time shall be of the essence of this Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

     15. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     16. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

     If the foregoing is in accordance with your understanding, please sign and return to us __ counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters, the Company and Standard. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters (U.S. Version), the form of which shall be submitted to the Company and Standard for examination upon request, but without warranty on your part as to the authority of the signers thereof.

                                 Very truly yours,

                                 STANCORP FINANCIAL GROUP, INC.


                                 By:____________________________________
                                    Name:
                                    Title:


                                 STANDARD INSURANCE COMPANY


                                 By:____________________________________
                                    Name:
                                    Title:


Accepted as of the date hereof:

Goldman, Sachs & Co.
Name(s) of Co-Representative(s)


By:___________________________
    (Goldman, Sachs & Co.)


On behalf of each of the Underwriters

                                  SCHEDULE I


                                        Total Number of  Total Number of
                                          Firm Shares      Firm Shares
        Underwriter                     to be Purchased  to be Purchased
        -----------                     ---------------  ---------------

Goldman, Sachs & Co. .................
[Name(s) of Co-Representative(s)(2)] .
[Names of other Underwriters] ........
                                       ----------------  ---------------

          Total. .....................
                                       ================  ===============

                                                                         ANNEX I



     Pursuant to Section 7(f) of the Underwriting Agreement, the accountants shall furnish letters to the Underwriters to the effect that:

          (i) They are independent certified public accountants with respect to the Company and Standard and their respective subsidiaries within the meaning of the Act and the applicable rules and regulations adopted by the Commission;

          (ii) In their opinion, the financial statements and any supplementary financial information and schedules (and, if applicable, financial forecasts and/or pro forma financial information) examined by them and included in the Prospectus or the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the related rules and regulations adopted by the Commission; and, if applicable, they have made an examination or a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited consolidated interim financial statements, selected financial data, pro forma financial information, financial forecasts, management's discussion and analysis and/or condensed financial statements derived from audited financial statements of the Company and Standard for the periods specified in such letter, as indicated in their reports thereon, copies of which have been separately furnished to the representatives of the Underwriters (the "Representatives");

          (iii) They have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus as indicated in their reports thereon copies of which have been separately furnished to the Representatives and on the basis of specified procedures including inquiries of officials of the Company and Standard who have responsibility for financial and accounting matters regarding whether the unaudited condensed consolidated financial statements referred to in paragraph (vi)(A)(i) below comply as to form in all material respects with the applicable accounting requirements of the Act and the related rules and regulations adopted by the Commission, nothing came to their attention that cause them to believe that the unaudited condensed consolidated financial statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related rules and regulations adopted by the Commission;

          (iv) The unaudited selected financial information with respect to the consolidated results of operations and financial position of Standard for the five most recent fiscal years included in the Prospectus agrees with the corresponding amounts (after restatements where applicable) in the audited consolidated financial statements of Standard for such five fiscal years;

          (v) They have compared the information in the Prospectus under selected captions with the disclosure requirements of Regulation S-K and on the basis of limited procedures specified in such letter nothing came to their attention as a result of the foregoing procedures that caused them to believe that this information does not conform in all material respects with the disclosure requirements of Items 301, 302, 402 and 503(d), respectively, of Regulation S-K;

          (vi) On the basis of limited procedures, not constituting an examination in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and Standard and their respective subsidiaries, inspection of the minute books of the Company and Standard and their respective subsidiaries since the date of the latest audited financial statements included in the Prospectus, inquiries of officials of the Company and Standard and their respective subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

               (A) (i) the unaudited consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related rules and regulations adopted by the Commission, or (ii) any material modifications should be made to the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus for them to be in conformity with generally accepted accounting principles;

               (B) any other unaudited income statement data and balance sheet items included in the Prospectus do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included in the Prospectus;

               (C) the unaudited financial statements which were not included in the Prospectus but from which were derived any unaudited condensed financial statements referred to in Clause (A) and any unaudited income statement data and balance sheet items included in the Prospectus and referred to in Clause (B) were not determined on a basis substantially consistent with the basis for the audited consolidated financial statements included in the Prospectus;

               (D) any unaudited pro forma consolidated condensed financial statements included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the rules and regulations adopted by the Commission or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

               (E) as of a specified date not more than five days prior to the date of such letter, there have been any increase in the consolidated short-term or long-term debt or liability for future policyholder benefits and claims of Standard and its subsidiaries, or any decreases in consolidated net current assets or equity or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with amounts shown in the latest balance sheet included in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

               (F) for the period from the date of the latest financial statements included in the Prospectus to the specified date referred to in Clause (E) there were any decreases in consolidated net revenues, net premiums, net investment income or income before Federal income taxes and extraordinary items or the total or per share amounts of consolidated net income or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Representatives, except in each case for decreases or increases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

          (vii) In addition to the examination referred to in their report(s) included in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and
     (vi) above, they have carried out certain specified procedures, not constituting an examination in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Representatives, which are derived from the general accounting records of Standard and its subsidiaries, which appear in the Prospectus, or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Representatives, and have compared certain of such amounts, percentages and financial information with the accounting records of Standard and its subsidiaries and have found them to be in agreement.